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                  CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
                        (Sec. 906 of Sarbanes-Oxley Act)



Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Sec 1350), the undersigned, James L. DiStefano, Chief Financial Officer of Healthcare Services Group, Inc., a Pennsylvania corporation (the "Company"), does hereby certify, to his knowledge, that:

The Annual Report on Form 11-K for the year ended December 31, 2003 of Healthcare Services Group, Inc. Retirement Savings Plan (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Date:  June 28, 2004                           /s/ James L. DiStefano
                                               ----------------------
                                               By:     James L. DiStefano
                                               Title:   Chief Financial Officer


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